UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2011
ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)
MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)
☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 5 — Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders
     On May 3, 2011, Isabella Bank Corporation (the “Corporation”) held its 2011 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in the Company’s Proxy Statement filed with the SEC on April 8, 2011. The certified results of the shareholder vote are as follows:
Proposal 1 — Election of Directors
     The following individuals were elected to serve as directors to hold office until the 2014 Annual Meeting of Shareholders.

Nominee	For	Against	Withheld	Broker Non-Votes
Dennis P. Angner	4,484,797	39,377	117,210	324,774
Jeffrey J. Barnes	4,495,897	19,088	129,504	324,774
G. Charles Hubscher	4,524,651	21,674	98,163	324,774
David J. Maness	4,494,057	23,501	126,930	324,774
W. Joseph Manifold	4,496,687	20,468	127,333	324,774
Proposal 2 — Advisory Vote On Executive Compensation
     Proposal to adopt an advisory (non-binding) resolution regarding named executive officer compensation.

For	Against	Withheld	Broker Non-Votes
3,888,529	189,116	154,006	324,774
Proposal 3 — Frequency of Advisory Vote On Executive Compensation
     Proposal to adopt an advisory (non-binding) resolution on the frequency of shareholder votes regarding named executive officer compensation.

One Year	Two Years	Three Years	Withheld	Broker Non-Votes
475,149	237,831	3,340,144	176,786	324,774

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION
Dated: May 9, 2011	By:	/s/ Dennis P. Angner
Dennis P. Angner, President and CFO